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                                                           LSI Logic Corporation


                                                                   Exhibit 10.41

                            FORM OF CONTROL AGREEMENT

         THIS CONTROL AGREEMENT (this "Agreement") is dated as of March 28, 2003 and is by and among LSI LOGIC CORPORATION, a Delaware corporation (the "Lessee"), BANK OF AMERICA, NATIONAL ASSOCIATION (the "Lessor"), and [_______________________] not in its individual capacity but solely in its capacity as Securities Intermediary (the "Securities Intermediary").


                                    RECITALS

         WHEREAS, the Lessee, the Lessor and Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, but solely in its capacity as Agent (the "Agent"), have entered into that certain Lease and Security Agreement, dated as of March 28, 2003 (the "Lease").

          WHEREAS, the Lessee has granted a security interest to the Lessor in, inter alia, that certain investment account, bearing account number [________________] (the "Cash Collateral Account") maintained by the Lessee with Securities Intermediary pursuant to that certain Assignment of Cash Collateral Accounts, dated as of the date hereof (the "Assignment"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Assignment.

         WHEREAS, the parties hereto are entering into this Agreement to provide for the control of the Cash Collateral Account and to perfect the security interest of Lessor in the Cash Collateral Account.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

           Section 1. The Account. Securities Intermediary hereby represents and warrants to the Lessor that (a) the Cash Collateral Account has been established in the name of the Lessee as recited above and bears the account number [______________], and (b) except for the claims and interests of the Lessee and the Lessor in the Cash Collateral Account, the officer of the Securities Intermediary active on the Lessee's account has not received written notice of any claim to or interest in the Cash Collateral Account. The Lessee and Lessor agree that all property held by Securities Intermediary in the Cash Collateral Account will be treated as financial assets under Division 9 of the Uniform Commercial Code of the State of California (the "CAUCC"). Further, all terms used in this Agreement shall be construed in accordance and consistent with the CAUCC.

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                                                           LSI Logic Corporation



           Section 2. Priority of Lien. Securities Intermediary hereby acknowledges the security interest granted to the Lessor by the Lessee in the Cash Collateral Account. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have or hereafter acquire against the Cash Collateral Account, the Cash Collateral or any other financial asset carried in the Cash Collateral Account or any free credit balance in the Cash Collateral Account and agrees that it will not assert any lien, encumbrance, claim or right against the Cash Collateral Account, the Cash Collateral or any other financial asset carried in the Cash Collateral Account or any credit balance in the Cash Collateral Account without the written consent of the Lessor. Notwithstanding the foregoing, the Securities Intermediary shall be permitted from time to time to debit the Cash Collateral Accounts for any of its customary charges for maintaining such Cash Collateral Accounts or reimbursement for the reversal of any provisional credits granted by the Securities Intermediary, to the extent, in each case, that the Lessor has not separately paid or reimbursed the Securities Intermediary therefor. Without the prior written consent of the Lessor and the Lessee, Securities Intermediary will not execute and deliver, or otherwise become bound by, any agreement (i.e., a control agreement) under which Securities Intermediary agrees with any third party or Lessee that Securities Intermediary will comply with entitlement orders concerning the Cash Collateral Account originated by such third party or Lessee.

           Section 3. Control. Subject to the last sentence of Section 18.3(b)(ii) of the Lease, Securities Intermediary will comply with entitlement orders originated by the Lessor concerning the Cash Collateral Account without further consent by the Lessee, including, without limitation, any direction by the Lessor to pay over to the Lessor or such other Person as Lessor may direct the entire dollar amount and any other financial assets in the Cash Collateral Account. Securities Intermediary shall neither accept nor comply with any entitlement order from the Lessee withdrawing or making a free delivery of any financial assets from the Cash Collateral Account nor deliver any such financial assets to the Lessee nor pay any free credit balance or other amount owing from Securities Intermediary to the Lessee with respect to the Cash Collateral Account without the specific prior written consent of the Lessor. Furthermore, Securities Intermediary agrees to note the Lessor's security interest in the Cash Collateral Account in its books and records.

           Section 4. Statements, Confirmations and Notices of Adverse Claims. Securities Intermediary will send copies of all statements and confirmations concerning the Cash Collateral Account to each of the Lessee, the Lessor and the Agent at their respective addresses set forth in Schedule I. Without limiting the obligations of the Securities Intermediary in the immediately preceding sentence, Securities Intermediary hereby agrees that on each Payment Date, Securities Intermediary shall deliver to each of Lessee, Lessor and the Agent a statement showing the value of the Cash Collateral and the breakdown of such Cash Collateral between Securities Intermediary Issued Cash Collateral (as defined in Article I of the Lease) and Non-Securities Intermediary Issued Cash Collateral (as defined in Article I of the Lease) as of such Payment Date and a reasonably detailed calculation of such value and breakdown. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Cash Collateral Account or in any financial asset carried therein, Securities Intermediary will promptly notify the Lessor, the Agent and the Lessee thereof in writing. Upon receipt of deposits from the Lessee, Securities Intermediary shall promptly contact the Lessor and the Agent via facsimile at the number set


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                                                           LSI Logic Corporation


forth for the Lessor and the Agent in Schedule I to confirm the date and amount of such deposit along with the current balance or fair market value of financial assets carried in the Cash Collateral Account and the breakdown of such Cash Collateral between Securities Intermediary Issued Cash Collateral (as defined in
Article I of the Lease) and Non-Securities Intermediary Issued Cash Collateral (as defined in Article I of the Lease).

           Section 5. Limited Responsibility of Securities Intermediary. Securities Intermediary shall have no responsibility or liability to the Lessor or the Agent with respect to the value of the Cash Collateral Account or any asset held therein. Securities Intermediary shall have no duty to investigate or make any determination as to whether a default or an event of default exists under any agreement between the Lessee and the Lessor with respect to the Cash Collateral Account. This Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein.

           Section 6. Indemnification. The Lessee hereby releases the Securities Intermediary from any and all liabilities that may arise as a result of the Securities Intermediary acting in accordance with entitlement orders and instructions and other directives from the Lessor, and the Lessee agrees to indemnify and hold harmless the Securities Intermediary, its affiliates, officers, directors and employees from and against any and all claims, causes of action, liabilities, losses, lawsuits, demands, and/or damages, fines, penalties and expenses, including, without limitation, out-of-pocket expenses and any and all court costs and reasonable attorney's fees, that may arise as a result of the Securities Intermediary acting in accordance with entitlement orders, instructions, or other directives from the Lessor. This indemnification shall survive the termination of this Agreement.

           Section 7. Termination. The rights and powers granted herein to the Lessor (a) have been granted in order to perfect the Lessor's security interest in the Cash Collateral Account, (b) are powers coupled with an interest and (c) will neither be affected by the bankruptcy of the Lessee (except as required by applicable law) nor by the lapse of time. The obligations of Securities Intermediary hereunder shall continue in effect until the Lessor has notified Securities Intermediary in writing that this Agreement is to be terminated. Upon payment in full of all amounts due and owing by Lessee under the Operative Documents, this Control Agreement shall terminate and, if required by Lessee in connection with such termination, Lessor shall execute and deliver to Lessee an appropriate release of its security interest in the Cash Collateral Account.

           Section 8. Entire Agreement. This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.

           Section 9. Amendments. No amendment, modification or (except as otherwise specified in Section 7 above) termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the Agent, at the direction of Lessor, Lessee and the Securities Intermediary and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in



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                                                           LSI Logic Corporation


writing and signed by the party against whom enforcement is sought, which, in the case of Lessor, shall be Agent at the direction of Lessor.

          Section 10. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

          Section 11. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be by letter or facsimile (if the sender on the same day sends a confirming copy of such facsimile by a recognized overnight delivery service (charges prepaid)) and shall be deemed to have been given (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a business day and, if not delivered on a business day, the first business day thereafter or on the third business day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, addressed as provided on Schedule I, and (ii) in the case of notice by facsimile, when transmitted during business hours on a business day and, if not transmitted during business hours on a business day, the first business day thereafter (if the sender on the same day sends a confirming copy of such facsimile by a recognized overnight delivery service (charges prepaid)), addressed as provided on Schedule I, or to such other address as any of the parties hereto may designate by written notice.

          Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

          Section 13. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Lessee, Lessor and Securities Intermediary expressly agree that, for purposes of this Agreement and the Uniform Commercial Code, the jurisdiction of the Securities Intermediary is the State of California.

          Section 14. Application of Proceeds. Notwithstanding any provision to the contrary contained herein or in any of the other Operative Documents, all proceeds realized from the security interest in the Cash Collateral shall be used to satisfy amounts due by the Lessee under the Operative Documents.


                              [Intentionally Blank]




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                                                           LSI Logic Corporation



         IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each of the parties set forth below.

                                    LSI LOGIC CORPORATION, as Lessee


                                    By  ________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    BANK OF AMERICA, NATIONAL ASSOCIATION,
                                        as Lessor


                                    By  ________________________________________
                                       Name:  __________________________________
                                       Title:  _________________________________






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                                                           LSI Logic Corporation



                                    [_______________________], as Securities
                                        Intermediary


                                    By  ________________________________________
                                       Name:____________________________________
                                       Title:___________________________________




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                                                                      SCHEDULE I


                               NOTICE INFORMATION